Exhibit 10.3(A)

YAHOO! INC.

1996 EMPLOYEE STOCK PURCHASE PLAN

(as amended on October 15, 2014)

The following constitute the provisions of the 1996 Employee Stock Purchase Plan of Yahoo! Inc., as amended and restated effective November 11, 2012, and as further amended on October 15, 2014 to suspend the Plan at the conclusion of the Offering Period ending February 10, 2015. Apart from such suspension, this version of the Plan was effective for Offering Periods (as defined below) under the Plan commencing on and after November 11, 2012.

1.	Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.	Definitions.

(a)	“Board” shall mean the Board of Directors of the Company or a committee thereof designated by the Board of Directors to administer the Plan.

(b)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)	“Common Stock” shall mean the Common Stock of the Company.

(d)	“Company” shall mean Yahoo! Inc., a Delaware corporation.

(e)	“Compensation” shall mean the total compensation paid to an Employee, including all salary, wages (including amounts elected to be deferred by the Employee, that would otherwise have been paid, under any cash or deferred arrangement or other deferred compensation program established by the Company or the Employer), overtime pay, commissions, bonuses, and other remuneration paid directly to the Employee, but excluding referral and hiring bonuses, profit sharing, the cost of employee benefits paid for by the Company or the Employer, education, tuition or other similar reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, restricted stock or restricted stock unit grants, or other equity based awards, contributions made by the Company or the Employer under any employee benefit plan, and similar items of compensation.

(f)

“Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Company or the Employer, provided that such leave is for a period of not more than three months, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or as a matter of local law, or unless otherwise provided pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between or among the Company and its Designated Subsidiaries.

(g)	“Contributions” shall mean all amounts credited to the account of a participant pursuant to the Plan.

(h)	“Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(i)	“Employee” shall mean any person, including an Officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries, provided that, in certain jurisdictions outside the United States, the term “Employee” may, if so provided by the Company in writing, also include a person employed for less than twenty (20) hours per week or less than five (5) months in a calendar year if such person must be permitted to participate in the Plan pursuant to local laws (as determined by the Company).

(j)	“Employer” shall mean the Designated Subsidiary that employs a participant, if the employer is not the Company.

(k)	“ESPP Broker” shall have the meaning set forth in Section 9.

(l)	“ESPP Stock Account” shall have the meaning set forth in Section 9.

(m)	“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

(n)	“Fair Market Value” shall have the meaning set forth in Section 7(b).

(o)	“Offering Date” shall mean the first business day of each Offering Period of the Plan.

(p)	“Offering Period” shall have the meaning set forth in Section 4(a).

(q)	“Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(r)	“Parent” shall mean any corporation (other than the Company), domestic or foreign, in an unbroken chain of corporations ending with the Company if, on an Offering Date, each corporation (other than the Company) owns stock possessing 50% or more of the total combined voting power or all classes of stock in one or more of the other corporations in the chain, as described in Section 424(e) of the Code.

(s)	“Plan” shall mean this 1996 Employee Stock Purchase Plan, as amended from time to time.

(t)	“Purchase Date” shall mean the last business day of each Offering Period.

(u)	“Purchase Price” shall mean, with respect to any Offering Period, an amount equal to 90% (or such other percentage, not less than 85%, as the Board may prescribe prior to the applicable Offering Period) of the Fair Market Value of a Share of Common Stock on the Offering Date of the Offering Period or on the Purchase Date of the Offering Period, whichever is lower; provided however that in the event (i) of any increase in the number of Shares available for issuance under the Plan as a result of a stockholder-approved amendment to the Plan, and (ii) all or a portion of such additional Shares are to be issued with respect to an Offering Period that is underway at the time of such increase (“Additional Shares”), and (iii) the Fair Market Value of a Share of Common Stock on the date of such stockholder approval (the “Approval Date Fair Market Value”) is higher than the Fair Market Value on the Offering Date for any such Offering Period, then in such instance the Purchase Price with respect to Additional Shares shall be 90% (or such other percentage, not less than 85%, as the Board may prescribe prior to the applicable Offering Period) of the Approval Date Fair Market Value or the Fair Market Value of a Share of Common Stock on the Purchase Date, whichever is lower.

(v)	“Share” shall mean a share of Common Stock, as adjusted in accordance with Section 18 of the Plan.

(w)	“Subsidiary” shall mean any corporation (other than the Company), domestic or foreign, that is in an unbroken chain of corporations beginning with the Company if, on an Offering Date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, as described in Section 424(f) of the Code.

3.	Eligibility.

(a)	Any person who is an Employee as of the beginning of any Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code; provided, however, that the Board may impose a requirement, prior to the start of an Offering Period, that an individual be employed with the Company or a Designated Subsidiary for a specified period of time (which shall be less than two years) prior to the applicable Offering Date to be eligible to participate in that Offering Period.

(b)

Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, any Subsidiary or any Parent, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company, any Subsidiary or any Parent to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.	Offering Periods.

(a)	Effective November 11, 2012, the Plan shall be implemented by a series of Offering Periods of approximately three (3) months duration, with the first such Offering Period to commence on November 11, 2012 and end on February 10, 2013. Thereafter, a new Offering Period shall commence on February 11, May 11, August 11, and November 11 of each year and shall end on the following May 10, August 10, November 10, and February 10, respectively. Notwithstanding the foregoing, no new Offering Period shall commence under the Plan after February 10, 2015 unless and until otherwise provided by the Board.

(b)	The Plan shall continue until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without shareholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected; provided, however, that in no event shall any Offering Period exceed twenty-seven (27) months in duration. The Board shall also have the power to provide that Offering Periods shall be comprised of two or more purchase periods, and thereafter to alter the duration and/or frequency of purchase periods with respect to future purchases without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected.

5.	Participation.

(a)	An eligible Employee may become a participant in the Plan as of an Offering Date by accepting the terms of an enrollment agreement on the form provided by the Company (which may be in written or electronic form, as prescribed by the Company) at such times and in accordance with such procedures as may be established by the Board (or its delegate) for the Offering Period commencing with that Offering Date. The enrollment agreement shall set forth the percentage of the participant’s Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan (or shall otherwise provide for the participant to elect such percentage).

(b)	An eligible Employee may contribute to the Plan by means of payroll deductions, unless payroll deductions are not permitted under local law, as determined by the Company, in which case eligible Employees may be permitted to contribute to the Plan by an alternative method, as determined by the Company. Payroll deductions, or, if payroll deductions are not permitted under local law, payments made under an alternative method, shall commence as of the first payday following the Offering Date and shall end on the last payday paid on or prior to the Purchase Date of the Offering Period to which the enrollment agreement is applicable, unless the Employee’s participation is sooner terminated as provided in Section 10.

(c)	Except as provided below in this paragraph, a participant in an Offering Period shall be automatically re-enrolled in each succeeding Offering Period at the same applicable rate of Contributions, provided that the participant remains an eligible Employee through the start of the applicable Offering Period and subject to changes in the participant’s rate of Contributions as provided for in Section 6. If a participant timely withdraws from the Plan for an Offering Period, or has a termination of Continuous Status as an Employee during an Offering Period, the participant shall not be automatically re-enrolled in the succeeding Offering Period. The Board may terminate automatic re-enrollment at any time with respect to any Offering Period that has not yet commenced at the time of such termination.

6.	Method of Payment of Contributions.

(a)	Where permitted under local law, the participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than fifteen percent (15%) of such participant’s Compensation on each such payday (or such other maximum percentage as the Board may establish from time to time before an Offering Date). Where payroll deductions are not permitted under local law, the participant may be permitted to contribute to the Plan by an alternative method, as determined by the Company. All payroll deductions or other payments made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

(b)	A participant may, on one occasion only during an Offering Period, elect to decrease the rate of his or her Contributions (but not below one percent (1%) of such participant’s Compensation) by submitting such election to the Company (or its delegate) on such form and in such manner (which may be online) as is provided by the Company (or its delegate). The change in rate shall be effective as soon as administratively practicable following the submission date of the new election; provided that the Board may establish in advance of a particular Offering Period a deadline by which any such change must be submitted before the end of that Offering Period, in which case any such change election submitted thereafter but before the end of that Offering Period shall not take effect during the Offering Period then in progress, shall be treated by the Company as a new election for the first new Offering Period to commence after the submission date and shall be subject to any deadlines and procedures established by the Board for that new Offering Period. A participant may change the rate of his or her Contributions effective as of the beginning of any Offering Period by submitting a new contribution rate election to the Company (or its delegate) at such times and in accordance with such procedures as may be established by the Board prior to the beginning of such Offering Period. Unless otherwise provided by the Board, any election by a participant pursuant to this Section 6(b) to reduce his or her Contributions to zero shall be deemed to be a withdrawal by that participant from the Plan for that Offering Period pursuant to Section 10(a).

(c)	Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant’s payroll deductions or other payments may be decreased to 0% at any time during an Offering Period. Payroll deductions or other payments shall re-commence at the rate provided in (or pursuant to) such participant’s enrollment agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless the participant’s participation is terminated as provided in Section 10. In addition, a participant’s payroll deductions or other payments may be decreased by the Company to 0% at any time during an Offering Period in order to avoid unnecessary contributions as a result of application of the maximum Share limit set forth in Section 7(a), or as a result of the limitations set forth in Section 3(b), in which case payroll deductions or payments shall re-commence at the rate provided in (or pursuant to) such participant’s enrollment agreement at the beginning of the next Offering Period, unless terminated by the participant as provided in Section 10.

(d)	As may be further specified in the enrollment agreement, at the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s and/or the Employer’s federal, state, or other tax and social insurance withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company and the Employer may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company and/or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the participant.

7.	Grant of Option.

(a)	On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Purchase Date for that Offering Period a number of Shares determined by dividing such Employee’s Contributions accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by the applicable Purchase Price; provided however, that the maximum number of Shares an Employee may purchase during any one Offering Period shall be 10,000 Shares, subject to adjustment as provided in Section 18, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12.

(b)

The fair market value of the Company’s Common Stock on a given date (the “Fair Market Value”) means, as of any date, the value of Common Stock determined by the Board in its discretion, provided that, to the extent the Common Stock is listed or admitted to trade on a national securities exchange at the relevant time, (A) the Fair Market Value as of an Offering Date shall be the closing sales price of the Common Stock as reported on such exchange for the last business day immediately preceding the Offering Date on which the sales of the Common Stock are reported, and (B) the Fair Market Value of the Common Stock as of a Purchase Date shall be the closing sales price of the Common Stock as reported on such exchange for the Purchase Date (or if there is no trading of the Common Stock on the Purchase Date, the closing sales price of the Common Stock as reported on such exchange on the next preceding date on which there was trading in the Common Stock), in each case as reported in The Wall Street Journal or by such other source as the Board deems reliable.

8.	Exercise of Option.

(a)	Unless a participant’s participation is terminated as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on the applicable Purchase Date of an Offering Period, and the maximum number of full Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account (subject to such limitations as are specified in the Plan). The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant’s option to purchase Shares hereunder is exercisable only by him or her.

(b)	No fractional Shares shall be purchased. Any payroll deductions or other payments accumulated in a participant’s account which are not sufficient to purchase a full Share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant or termination of such participant’s participation as provided in Section 10 below. Any other amounts left over in a participant’s account after a Purchase Date shall be returned to the participant.

9.	Delivery. As promptly as practicable after the Purchase Date of an Offering Period, the Company shall arrange the delivery to each participant (by electronic or other means), as appropriate, of a certificate representing the Shares purchased upon exercise of his or her option. Notwithstanding the foregoing, the Board may require that all Shares purchased under the Plan be held in an account (the participant’s “ESPP Stock Account”) established in the name of the participant (or in the name of the participant and his or her spouse, as designated by the participant on his or her enrollment agreement or pursuant to procedures established by the Company or its delegate), subject to such rules as determined by the Board and uniformly applied to all participants, including designation of a brokerage or other financial services firm (an “ESPP Broker”) to hold such Shares for the participant’s ESPP Stock Account with registration of such Shares in the name of such ESPP Broker for the benefit of the participant (or for the benefit of the participant and his or her spouse, as designated by the participant on his or her enrollment agreement or pursuant to procedures established by the Company or its delegate).

10.	Voluntary Withdrawal: Termination of Employment.

(a)	A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan, by giving notice of withdrawal from the Plan in accordance with the withdrawal procedures established by the Board for the Offering Period for which such election is to be given effect. All of the participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for that Offering Period will be automatically terminated, and no further Contributions for the purchase of Shares may be made by the participant with respect to that option.

(b)	Upon termination of the participant’s Continuous Status as an Employee prior to the last day of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be promptly returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, if any, his or her option for that Offering Period will be automatically terminated, and no further Contributions for the purchase of Shares may be made by the participant with respect to that option. If a Subsidiary ceases to be a Subsidiary, each person employed by that Subsidiary will be deemed to have terminated employment for purposes of the Plan, unless the person continues as an employee of the Company or another Subsidiary.

(c)	In the event an Employee fails to remain in Continuous Status as an Employee for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, unless such Employee is on an approved leave of absence or a temporary reduction of hours, or unless otherwise required by local law, he or she will be deemed to have elected to withdraw from the Plan, the Contributions credited to his or her account will be returned to him or her, his or her option for that Offering Period will be automatically terminated, and no further Contributions for the purchase of Shares may be made by the participant with respect to that option.

(d)	A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company.

11.	Interest. No interest shall accrue on the Contributions of a participant in the Plan, unless required by local law.

12.	Stock.

(a)	Subject to adjustment as provided in Section 18, the maximum number of Shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 75,000,000 Shares.

(b)

If the Board determines that, on a given Purchase Date, the number of Shares with respect to which options are to be exercised may exceed (i) the number of Shares that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of Shares available for sale under the Plan on such Purchase Date, the Board may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, or (y) that the Company shall make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such

Purchase Date. The Company may make pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.

(c)	The participant will have no interest or voting right in Shares covered by his or her option until such option has been exercised and such Shares have actually been delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

(d)	Shares to be delivered (by electronic or other means) to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse, as designated by the participant in his or her enrollment agreement or pursuant to procedures established by the Company or its delegate; provided that if the Board has determined that Shares shall be held in an ESPP Stock Account held by an ESPP Broker in accordance with Section 9, Shares shall be registered in the name of such ESPP Broker for the benefit of the participant or the participant and his or her spouse, as designated by the participant in his or her enrollment agreement or pursuant to procedures established by the Company or its delegate.

13.	Administration.

(a)	The Board shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any action taken by, or inaction of, the Company, any Subsidiary, or the Board relating or pursuant to the Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons.

(b)	The Board has discretion to adopt any rules regarding administration of the Plan to conform to local laws. Without limiting the generality of the foregoing, the Board is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest and handling of stock certificates which vary according to local requirements. The Board has the authority to suspend or limit participation in the Plan by employees of any particular Subsidiary for any reason, including administrative or economic reasons. The Board may also designate separate offerings under the Plan and adopt rules, procedures or sub-plans applicable to particular Subsidiaries or locations, which separate offerings or sub-plans may be designed to be outside the scope of Section 423 of the Code.

(c)	In making any determination or in taking or not taking any action under the Plan, the Board may obtain and may rely upon the advice of experts, including professional advisors to the Company. No director, officer or agent of the Company or any Subsidiary shall be liable for any such action or determination taken or made or omitted in good faith. The Board may delegate ministerial, non-discretionary functions relating to the Plan to individuals who are officers or employees of the Company or a Subsidiary.

(d)	Neither the Board nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

14.	Designation of Beneficiary.

(a)	Unless otherwise determined by the Company, a participant may file a written designation of a beneficiary who is to receive any Shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering Period but prior to delivery to him or her of such Shares and/or cash. In addition, unless otherwise determined by the Company, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Purchase Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)	Unless otherwise determined by the Company, such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice to the Company in a manner acceptable to the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate or determine to be the appropriate recipient of the Shares and/or cash under applicable local law.

15.	Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

16.	Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions, unless required by local law.

17.	Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees as promptly as practically feasible following the Purchase Date, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

18.	Adjustments Upon Changes in Capitalization: Corporate Transactions.

(a)	Adjustment. Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the Plan which has not yet been exercised and the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option, the maximum number of Shares an Employee may purchase during each Offering Period, as well as the price per Share covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any dividend of stock or other property (other than cash) by the Company, any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of Shares effected without receipt of consideration; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

(b)

Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, the Plan, any Offering Period then in progress, and any outstanding option granted with respect to such Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. If a participant’s option is terminated pursuant to the preceding sentence, the Contributions then credited to such participant’s account will be paid to him or her in cash without interest. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, unless otherwise determined by the Board, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, or, if not so assumed or substituted, the Offering Period then in progress shall be shortened and the Board shall set a new Purchase Date (the “New Purchase Date”). The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option (including for purposes of determining the Purchase Price of such option) has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each Share subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each Share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock and the sale of assets or merger.

19.	Amendment or Termination.

(a)	The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Sections 13(b) and 18, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to an Offering Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan. Except as provided in Section 18 and in this Section 19, no amendment to the Plan shall make any change in any option previously granted which adversely affects the rights of any participant without such participant’s written consent. In addition, to the extent necessary to comply with the requirements of Rule 16b-3 under the Exchange Act, Section 423 of the Code (or any successor rule or provision or any applicable law or regulation) or any stock exchange on which the Shares are then listed, the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

(b)	Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Plan.

20.	Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.	Conditions Upon Issuance of Shares. The Company shall have no obligation to issue Shares with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22.	Term of Plan. Subject to earlier termination under Section 19, no new Offering Period shall commence after May 10, 2029.

23.	Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

24.	No Employment Rights. Nothing in the Plan (or in any enrollment agreement or other document related to this Plan) will confer upon any Employee or participant any right to continue in the employ or other service of the Company or any Subsidiary, constitute any contract or agreement of employment or other service or effect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Company or any Subsidiary to change such person’s compensation or other benefits or to terminate his or her employment or other service, with or without cause. Nothing contained in this Section 24, however, is intended to adversely affect any express independent right of any such person under a separate employment or service contract other than an enrollment agreement.

25.	No Right to Assets of the Company. No participant or other person will have any right, title or interest in any fund or in any specific asset (including Shares) of the Company or any Subsidiary by reason of any option hereunder. Neither the provisions of the Plan (or of any enrollment agreement or other document related to the Plan), nor the creation or adoption of the Plan, nor any action taken pursuant to the provisions of the Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or any Subsidiary and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to the Plan, such right will be no greater than the right of any unsecured general creditor of the Company.

26.	Miscellaneous.

(a)	The Plan, the options, enrollment agreements and other documents related to the Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware. If any provision of the Plan shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of the Plan shall continue in effect.

(b)	Captions and headings are given to the sections of the Plan solely as a convenience to facilitate reference. Such captions and headings shall not be deemed in any way material or relevant to the construction of interpretation of the Plan or any provision hereof.

(c)	The adoption of the Plan shall not affect any other Company or Subsidiary compensation or incentive plans in effect. Nothing in the Plan will limit or be deemed to limit the authority of the Board (1) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary (with or without reference to the Common Stock), or (2) to grant or assume options (outside the scope of and in addition to those contemplated by the Plan) in connection with any proper corporate purpose, to the extent consistent with any other plan or authority. Benefits received by a participant under an option granted pursuant to the Plan shall not be deemed a part of the participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary, except where the Board (or the Board of Directors of the Subsidiary that sponsors such plan or arrangement, as applicable) expressly otherwise provides or authorizes in writing.

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